                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[X] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                   Avert, Inc.
 ................................................................................
                (Name of Registrant as Specified In Its Charter)

 ................................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
         .......................................................................
         2) Aggregate number of securities to which transaction applies:
         .......................................................................
         3) Per unit price  or other  underlying  value of transaction  computed pursuant to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         .......................................................................
         4) Proposed maximum aggregate value of transaction:
         .......................................................................
         5) Total fee paid:
         .......................................................................
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing  for  which the  offsetting  fee was paid previously. Identify the previous filing by registration statement number,or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         .......................................................................
         2) Form, Schedule or Registration Statement No.:
         .......................................................................
         3) Filing Party:
         .......................................................................
         4) Date Filed: ........................................................

A PROXY STATEMENT RELATING TO THE MEETING OF THE SHAREHOLDERS OF AVERT WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS SOON AS PRACTICABLE. WHEN FILED, COPIES OF THE PROXY STATEMENT AND OTHER RELATED DOCUMENTS MAY BE OBTAINED FREE OF CHARGE ON THE SEC WEBSITE (www.sec.gov). THESE DOCUMENTS SHOULD BE CAREFULLY REVIEWED BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

FOR IMMEDIATE RELEASE:                                                                                                                                                                     NEWS
June 18, 2001                                                                                                                                                    Nasdaq National Market/AVRT
                                                                                                                                                                                          http://www.avert.com

AVERT AND ADP REACH AGREEMENT TO MERGE

Transaction valued at over $80 million

FORT COLLINS, Colorado - Avert, Inc. (NASDAQ: AVRT) an Internet based business service provider of employment screening and human resource solutions to a diverse nationwide customer base, today announced that the company and Automatic Data Processing, Inc. (NYSE: ADP) have entered into an Agreement and Plan of Merger pursuant to which AVERT will be acquired by a wholly-owned subsidiary of ADP, Inc. (“ADP”), in a cash merger transaction for $22.00 per share (the “Merger”). Upon completion of the Merger, AVERT will no longer be traded on NASDAQ.

Avert is the leading innovator in employment screening solutions for 15 years with fiscal year 2000 revenues of approximately $18 million.

Dean A. Suposs, chairman and president of Avert commented, “Avert’s products and technology were uniquely designed to be easily incorporated into the broader human resources and payroll services systems. ADP represents an ideal candidate that can leverage the Avert technology and products by utilizing the more than 2,000 ADP field sales staff to offer a fully integrated solutions from “Recruit to Retire” that will include the Avert pre-employment solution. Becoming an integral and important part of a larger organization is exactly the direction we felt appropriate for our Company.”

Commenting on the transaction, Arthur F. Weinbach, chairman and chief executive officer of ADP said, “The pre-employment verification market has high growth characteristics. Avert has been an innovative leader with a proven track record as demonstrated by almost doubling its revenues during the last two years. We currently have a partnership arrangement with Avert and by acquiring the Company we can use Avert’s technology to better integrate the product with our core payroll, tax filing, human resource and benefit services capabilities.”

Pursuant to the terms of the Merger, each outstanding share of AVERT will be exchanged for $22.00 in cash. The Merger values the common shares of AVERT on a fully-diluted basis at approximately $81 million and represents a 25.7% premium to AVERT’s closing price of $17.50 on June 15, 2001 and a 34.6% premium to the average 60 trading day closing price before this announcement.

Consummation of the Merger (which is expected to occur during Summer 2001) is subject to certain conditions, including, without limitation: (i) AVERT shareholder approval; and (ii) the receipt of all requisite approvals by applicable public and regulatory authorities.

Lehman Brothers Inc. served as financial advisor to Avert and delivered a fairness opinion to the Board of Directors of AVERT.

About Avert, Inc. Avert, Inc., www.avert.com, is an Internet-based information network company providing employment background checks and human resource services via remote access to over 14,000 diverse clients nationwide. Combining innovative Internet technology and more than a decade of experience, Avert offers clients fast turnaround, current data and competitive pricing on products including criminal court records, driving records, reference checks, credit reports, assessment tests and much more. The company is headquartered in Fort Collins, Colo.

About ADP Automatic Data Processing, Inc. (NYSE: ADP – news) is one of the largest global providers of computerized transaction processing, data communications and information services, with more than $6 billion in revenues and 500,000 clients worldwide. ADP’s Employers Services (ES) Division is a leading provider of integrated business administrative solutions that help clients efficiently manage their internal processes, allowing them to focus on core competencies. ADP Emerging Business Services division’s offering include both traditional and Internet-based outsourcing products and services, giving clients the ability to select from ADP’s comprehensive range of World Class Service solutions. Services include: payroll, tax regulatory management, HRMS, benefits administration, time and labor management, retirement plan services, online recruiting, and pre-employment screening. For more information about ADP visit the company’s Web site at www.adp.com.

Statements made in this press release that are not historical or current facts are “forward-looking statements” made pursuant to the safe harbor provisions of federal securities laws. Forward-looking statements represent management’s best judgement as to what may occur in the future, but are subject to certain risks and uncertainties that could cause actual results and events to differ materially from those presently anticipated or projected. Risks and uncertainties which could affect AVERT and the consummation of the transaction described in this press release include the conditions to the merger discussed in this release; the factors discussed in the “Management’s Discussion and Analysis” section of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 and in any subsequent reports filed with the Securities and Exchange Commission, to which reference should be made.

A PROXY STATEMENT RELATING TO THE MEETING OF THE SHAREHOLDERS OF AVERT WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS SOON AS PRACTICABLE. WHEN FILED, COPIES OF THE PROXY STATEMENT AND OTHER RELATED DOCUMENTS MAY BE OBTAINED FREE OF CHARGE ON THE SEC WEBSITE (www.sec.gov) THESE DOCUMENTS SHOULD BE CAREFULLY REVIEWED BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

CONTACT: Dean Suposs, Avert, Inc., 800-367-5933 or suposs@avert.com

##